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             AIR EXPRESS INTERNATIONAL CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)
                       Three Months Ended March 31, 1995
                    (In thousands, except per share amounts)

                             Air Express                 Purchase
                            International     RADIX      Accounting
                              03/31/95       04/30/95    Adjustments   Pro forma


Revenues                      $284,073       $18,882        $    -     $302,955

Operating expenses:
   Transportation              203,259        10,606             -      213,865
   Terminal                     43,627         5,258             -       48,885
   Selling, general
    and administrative          28,602         2,948     (2)   (95)      31,455

Operating income                 8,585            70            95        8,750

Other income (expense):
   Interest expense, net          (667)          (38)            -         (705)
    Other, net                     386             -             -          386
                                  (281)          (38)            -         (319)
Income before provision
  for income taxes               8,304            32            95        8,431

Provision for income taxes       3,191             8     (3)    98        3,297
Net income                    $  5,113       $    24        $   (3)    $  5,134

Income per common share:
   Primary                    $    .29                                 $    .27
   Fully diluted              $    .28                                 $    .26

Weighted average number of
  common shares (000):
   Primary                      17,833                                   18,813
   Fully diluted                21,204                                   22,184

                                     EX99-F

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